         Exhibit 99.1

     Agreement
    Joint Filing of Schedule 13G

The undersigned hereby agree to jointly prepare and file with regulatory authorities this Schedule 13G and any future amendments thereto reporting each of the undersigned's ownership of securities of Ares Core Infrastructure Fund and hereby affirm that this
Schedule 13G is being filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.
The undersigned acknowledge that each is responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it or him contained therein, but is not responsible for the completeness and accuracy of the information concerning the other, except to the extent that it or he knows or has reason to believe that such information is inaccurate.

Date: February 26, 2025
     Sunfish Investments LLC Ares Series

     By: /s/ John A. Overdeck
      John A. Overdeck
      Manager

Date: February 26, 2025
     John A. Overdeck

     By: /s/ John A. Overdeck